October 12, 2007 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                Ohio Valley Banc Corp Reports 3rd Quarter Results

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended September 30, 2007, of $1,833,000, an increase from the $1,817,000 earned for the third quarter of 2006. Earnings per share for the third quarter of 2007 were $.45, up 4.7 percent from the prior year third quarter. Comparing the nine months ended September 30, 2007 to the same period in 2006, net income decreased $88,000, or 1.6 percent, to reach $5,294,000. Earnings per share were $1.28 for the first nine months of 2007 versus $1.27 for the first nine months of 2006, an increase of .8 percent. Return on average assets and return on average equity both decreased to .92 percent and 11.72 percent, respectively, for the nine months ended September 30, 2007, as compared to .95 percent and 12.07 percent, respectively, for the same period in the prior year.

Overall, management was pleased with the earnings performance and significant progress on asset quality. These efforts produced a reduction in provision expense, which more than offset the decrease in net interest income. In addition, the Company has been actively managing overhead expense, which was essentially unchanged from the prior year.

For the nine months ended September 30, 2007, net interest income decreased $443,000, or 2.0 percent, from the same period last year. The third quarter 2007 net interest income was down only $103,000, or 1.4 percent, from the third quarter of 2006. The decrease in net interest income was attributable to a lower net interest margin, which was partially offset by the growth in the Company's earning assets. The net interest margin for the nine months ending September 30, 2007 was 3.99 percent, compared to 4.10 percent for the same period the prior year. The net interest margin compression was related to the upward pressure of the Company's funding costs in conjunction with the higher average balance of loans on noninterest accruing status. The Company's average earning assets for the first nine months of 2007 were up $7,858,000, or 1.1 percent, from the first nine months of 2006.

During the first nine months of 2007, the Company's asset quality has improved significantly. The ratio of nonperforming loans to total loans stood at .85 percent at September 30, 2007, as compared to 2.14 percent at December 31, 2006. The Company's net charge-offs for the nine months ending September 30, 2007 were up $3,240,000 from the same nine-month period in 2006, primarily due to the charge-off of specific allocations established for nonperforming loans in 2006. The provision expense associated with establishing the specific allocations also occurred in 2006, primarily in the fourth quarter when the Company provided $3,731,000 to the allowance for loan losses. Based on the evaluation of the current adequacy of the allowance for loan losses, management provided $1,334,000 to the allowance for loan losses for the nine months ended September 30, 2007, a decrease of $597,000 from the same period the prior year. The allowance for loan losses was 1.07 percent of total loans at September 30, 2007, as compared to 1.51 percent at December 31, 2006. Management believes that the allowance for loan losses at September 30, 2007 was adequate and reflects probable incurred losses in the portfolio as of that date.

Noninterest income totaled $4,315,000 for the nine months ended September 30, 2007, as compared to $4,393,000 for the same period last year, a decrease of 1.8 percent. For the three months ended September 30, 2007, noninterest income totaled $1,556,000, which equaled 2006's third quarter. Contributing to the decline in year-to-date noninterest income was the recognition of tax-free life insurance proceeds of $174,000 in the prior year. Providing additional noninterest income was processing fee income earned from facilitating the clearing of tax refunds for a tax software provider and interchange fees earned on transactions utilizing Ohio Valley Bank's Jeanie(R) Plus debit card. The combination of these two sources generated an additional $75,000 in noninterest income for 2007.

On a year-to-date basis, noninterest expense totaled $16,599,000 in 2007, an increase of only $21,000 when compared to the previous year. On a quarter-to-date basis, noninterest expense decreased $11,000 from the third quarter in 2006. Salaries and employee benefits, the Company's largest noninterest expense, was down $155,000, or 1.6 percent, for the first nine months of 2007, as compared to the same period in 2006. Offsetting the savings in personnel expense was the increase in costs associated with resolving nonperforming loans. The Company's foreclosure costs for the nine months ended September 30, 2007 were up $160,000 from the same period the prior year. Overall, management was pleased with the cost containment demonstrated through the first nine months of 2007.

"The emphasis of our employees on asset quality and operating efficiency continued throughout the third quarter as the ratio of nonperforming loans to total loans at September 30, 2007 stood at .85%, which represents a 38% improvement from September 30, 2006 and a 60% improvement from December 31, 2006," said Jeffrey E. Smith, President and CEO. "While costs associated with the resolution of nonperforming loans increased $160,000 for the nine-month period ending September 30, 2007 compared to the same period a year ago, our employees continued their emphasis on cost containment resulting in an increase of only .13%, or $21,000, in total noninterest expense for this same period. On a quarter-to-date basis, comparing the period ended September 30, 2007 with September 30, 2006, noninterest expense actually decreased by $11,000. I continue to be pleased with not only the emphasis of our employees, but also their priority of asset quality and operating efficiency, in that order."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 15 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley Banc Corp undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                   Three months ended                               Nine months ended
                                                      September 30,                                    September 30,
                                              2007                    2006                      2007                     2006
                                        ----------------        ----------------         -----------------       -------------------
PER SHARE DATA
  Earnings per share                               $0.45                   $0.43                     $1.28                     $1.27
  Dividends per share                              $0.18                   $0.17                     $0.53                     $0.50
  Book value per share                            $14.93                  $14.51                    $14.93                    $14.51
  Dividend payout ratio (a)                       40.28%                  39.57%                    41.61%                    39.39%
  Weighted average shares outstanding          4,101,908               4,228,798                 4,149,040                 4,239,291

PERFORMANCE RATIOS
  Return on average equity                        12.10%                  12.03%                    11.72%                    12.07%
  Return on average assets                         0.95%                   0.95%                     0.92%                     0.95%
  Net interest margin (b)                          3.90%                   3.97%                     3.99%                     4.10%
  Efficiency ratio (c)                            64.47%                  64.09%                    64.16%                    63.02%
  Average earning assets (in 000's)             $723,612                $717,736                  $722,079                  $714,221

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                   Three months ended                               Nine months ended
    (in $000's)                                       September 30,                                    September 30,
                                              2007                    2006                      2007                     2006
                                       -----------------        ----------------         -----------------       -------------------
Interest income:
     Interest and fees on loans            $      12,731           $      12,410            $       37,877          $         36,279
     Interest and dividends on securities          1,053                     997                     3,129                     2,802
          Total interest income                   13,784                  13,407                    41,006                    39,081
Interest expense:
     Deposits                                      5,386                   4,964                    15,943                    13,341
     Borrowings                                    1,393                   1,335                     3,821                     4,055
          Total interest expense                   6,779                   6,299                    19,764                    17,396
Net interest income                                7,005                   7,108                    21,242                    21,685
Provision for loan losses                            332                     474                     1,334                     1,931
Noninterest income:
     Service charges on deposit accounts             776                     806                     2,192                     2,245
     Trust fees                                       58                      56                       172                       165
     Income from bank owned insurance                173                     270                       515                       727
     Gain on sale of loans                            23                      21                        82                        75
     Other                                           526                     403                     1,354                     1,181
          Total noninterest income                 1,556                   1,556                     4,315                     4,393
Noninterest expense:
     Salaries and employee benefits                3,247                   3,278                     9,648                     9,803
     Occupancy                                       378                     347                     1,099                       999
     Furniture and equipment                         276                     268                       810                       811
     Data processing                                 221                     197                       626                       613
     Other                                         1,470                   1,513                     4,416                     4,352
          Total noninterest expense                5,592                   5,603                    16,599                    16,578
Income before income taxes                         2,637                   2,587                     7,624                     7,569
Income taxes                                         804                     770                     2,330                     2,187
NET INCOME                                 $       1,833           $       1,817            $        5,294          $          5,382

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share and per share data)                                                 September 30,           December 31,
                                                                                                 2007                     2006
                                                                                           -----------------       -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                            $        16,800         $        18,965
Federal funds sold                                                                                   11,756                   1,800
     Total cash and cash equivalents                                                                 28,556                  20,765
Interest-bearing deposits in other financial institutions                                               620                     508
Securities available-for-sale                                                                        69,536                  70,267
Securities held-to-maturity
  (estimated fair value:  2007 - $15,976, 2006 - $13,586)                                            15,937                  13,350
FHLB stock                                                                                            6,036                   6,036
Total loans                                                                                         627,616                 625,164
  Less:  Allowance for loan losses                                                                   (6,727)                 (9,412)
     Net loans                                                                                      620,889                 615,752
Premises and equipment, net                                                                           9,937                   9,812
Accrued income receivable                                                                             3,288                   3,234
Goodwill                                                                                              1,267                   1,267
Bank owned life insurance                                                                            16,464                  16,054
Other assets                                                                                          6,916                   7,316
          Total assets                                                                      $       779,446         $       764,361

LIABILITIES
Noninterest-bearing deposits                                                                $        76,476         $        77,960
Interest-bearing deposits                                                                           519,464                 515,826
     Total deposits                                                                                 595,940                 593,786
Securities sold under agreements to repurchase                                                       34,168                  22,556
Other borrowed funds                                                                                 61,398                  63,546
Subordinated debentures                                                                              13,500                  13,500
Accrued liabilities                                                                                  13,421                  10,691
          Total liabilities                                                                         718,427                 704,079

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares
  authorized; 2007 - 4,639,724 shares issued,
  2006 - 4,626,340 shares issued)                                                                     4,640                   4,626
Additional paid-in-capital                                                                           32,615                  32,282
Retained earnings                                                                                    37,495                  34,404
Accumulated other comprehensive loss                                                                   (627)                   (981)
Treasury stock at cost (2007 - 553,830 shares, 2006 - 432,852 shares)                               (13,104)                (10,049)
          Total shareholders' equity                                                                 61,019                  60,282
               Total liabilities and shareholders' equity                                   $       779,446         $       764,361